                                                                    EXHIBIT 10.6

                                   SUBLEASE
                                  (AU #90188)



                                By and Between

                            WELLS FARGO BANK, N.A.

                                      and

                            PACIFIC MERCANTILE BANK




                          Subleased Premises Known As

                             501 N. El Camino Real
                           San Clemente, California

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
1.   Basic Sublease Provisions; Definitions.............................   1
     1.1    Building....................................................   1
     1.2    Subleased Premises..........................................   1
     1.3    Area of Subleased Premises..................................   1
     1.4    Subtenant's Percentage Share................................   1
     1.5    Sublease Term...............................................   2
     1.6    Rent Commencement Date......................................   2
     1.7    Basic Monthly Rent..........................................   2
     1.8    Rental Adjustments..........................................   2
     1.9    Permitted Use...............................................   2
     1.10   Late Charges................................................   2
     1.11   Acceptance of Subleased Premises............................   2
     1.12   Address for Payment of Rent and Notices.....................   4
     1.13   Security Deposit............................................   4
     1.14   Parking.....................................................   5
     1.15   Brokers.....................................................   5
     1.16   Tax ID Form.................................................   5
     1.17   Option to Extend............................................   5
     1.18   Subtenant Improvement Allowance.............................   5

2.   Demise; Conditions.................................................   5
     2.1    Demise......................................................   5
     2.2    Conditions Precedent........................................   5
     2.3    Failure of Conditions.......................................   6
     2.4    Compliance with Laws........................................   6

3.   Lease..............................................................   7
     3.1    Incorporation By Reference; Assumption......................   7
     3.2    Assumption of Lease Obligations.............................   7
     3.3    No Assumption by Sublandlord................................   7
     3.4    Performance Directly to Landlord............................   7
     3.5    Landlord Default; Consents..................................   7
     3.6    Termination of Lease........................................   7

4.   Covenant Of Quiet Enjoyment........................................   8

5.   Hazardous Substances...............................................   8
     5.1    Definitions.................................................   8
     5.2    Compliance with Environmental Laws..........................   8
     5.3    Response to Environmental Claims............................   9

                                                                          Page
                                                                          ----
6.   Artwork.............................................................   9

7.   Indemnity...........................................................   9

8.   Attorneys' Fees.....................................................   9

9.   No Encumbrance......................................................   9

10.  Assignment and Subletting...........................................  10
     10.1   Restriction on Assignment and Subletting.....................  10
     10.2   Determining Factors..........................................  10
     10.3   Consents.....................................................  10
     10.4   Profit Sharing...............................................  11

11.  Alterations; Signs..................................................  11
     11.1  Alterations and Improvements By Subtenant.....................  11
     11.2  Signs.........................................................  12
     11.3  Disposition on Termination....................................  12

12.  Removal of Personal Property........................................  12

13.  Holding Over........................................................  12

14.  Liens...............................................................  13

15.  Maintenance and Repairs.............................................  13

16.  Insurance...........................................................  13
     16.1   Coverage.....................................................  13
     16.2   Policies.....................................................  14
     16.3   Subrogation..................................................  14
     16.4   Primary Coverage.............................................  14

17.  Events of Default...................................................  14

18.  Remedies of Sublandlord on Default..................................  15
     18.1   Termination of Sublease......................................  15
     18.2   Continue Sublease in Effect..................................  16
     18.3   Other Remedies...............................................  16

                                                                          Page
                                                                          ----
19.  Estoppel Certificates..............................................  16
     19.1   Obligation to Provide.......................................  16
     19.2   Failure to Provide..........................................  16
     19.3   Financial Information.......................................  17
     19.4   Sublandlord Estoppel........................................  17

20.   Real Estate Brokers...............................................  17

21.  Miscellaneous......................................................  17
     21.1   Counterparts................................................  17
     21.2   Construction................................................  17
     21.3   Notices.....................................................  17
     21.4   Governing Law...............................................  17
     21.5   Exhibits....................................................  18
     21.6   Waiver of Trial by Jury.....................................  18
     21.7   Prohibition on Solicitation of Sublandlord's Customers......  18

CONSENT OF LANDLORD

EXHIBIT A LEASE
EXHIBIT B DRAWING OF SUBLEASED PREMISES
EXHIBIT C TAX ID FORM
EXHIBIT D WORK LETTER AGREEMENT

                  SUBTENANT HAS NO RIGHTS OF ACCESS OR RIGHTS
                  -------------------------------------------
               OF POSSESSION TO THE SUBLEASED PREMISES PRIOR TO
               ------------------------------------------------
                             THE COMMENCEMENT DATE.
                             ---------------------

                                   SUBLEASE

                                  (AU #90188)


          THIS SUBLEASE, dated as of August 3, 1999 for reference purposes only, is entered into by and between WELLS FARGO BANK, N.A., a national banking association ("Sublandlord") and Pacific Mercantile Bank, a California banking corporation ("Subtenant").


                                   RECITALS
                                   --------


      A. Earl E. Miller and Karen L. Miller, Trustees of the Miller Family Trust ("Landlord") and First Interstate Bank of California, a California corporation, predecessor in interest to Sublandlord, as tenant, entered into a written lease dated October 10, 1995, a copy of which is attached hereto as Exhibit A ("Lease") covering premises described in Section 1.3 of the Lease.

      B. Subtenant desires to sublet the entire premises described in the Lease from Sublandlord on the terms and conditions contained in this Sublease.


      NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, Sublandlord and Subtenant agree as follows:


1.   Basic Sublease Provisions; Definitions.
     --------------------------------------

     1.1  Building:           501 N. El Camino Real
          --------            San Clemente, California 92672

     1.2  Subleased Premises: The Subleased Premises is the entire premises
          ------------------
          leased to Sublandlord under the Lease as depicted on Exhibit B hereto.

     1.3  Area of Subleased Premises:  Approximately 4,193 square feet.  In
          --------------------------
          the event of any discrepancy between the square footage set forth in the Lease and the square footage set forth herein, this Paragraph 1.3 shall govern.

     1.4  Subtenant's Percentage Share:  Subtenant will pay 100% of all
          ----------------------------
          operating expenses and taxes and assessments payable by Sublandlord under the Lease ("Operating Expenses and Taxes").

      1.5  Sublease Term: Approximately seventy-eight (78) months commencing
           -------------
           on the date this Sublease is fully executed by both Sublandlord and Subtenant and Landlord's consent to the Sublease has been obtained ("Commencement Date") and ending, unless earlier terminated pursuant to the terms hereof, on January 31, 2006.

      1.6  Rent Commencement Date: September 1, 1999.
           ----------------------

      1.7  Basic Monthly Rent: $5,870.20. Except as otherwise provided in the
           ------------------
           Lease, all rent must be paid without demand, deduction, set-off or counter claim, in advance, on the first day of each calendar month during the Sublease Term, and in the event of a partial rental month, rent will be prorated on the basis of a thirty (30) day month. Notwithstanding the foregoing, Basic Monthly Rent will be abated from the Commencement Date until the Rent Commencement Date. Monthly payments hereunder will commence on September 1, 1999. Such abatement will be conditioned upon the performance by Subtenant of all of its obligations under this Sublease. If a default by Subtenant under this Sublease or under the Lease as incorporated herein occurs at any time during the Sublease Term, all amounts abated hereunder, in addition to all other amounts then payable to Sublandlord, will be due and payable to Sublandlord as a result of such default. The foregoing rental abatement will apply to Basic Monthly Rent and Subtenant's Percentage Share of Operating Expenses and Taxes.

      1.8  Rental Adjustments:
           ------------------

           Adjustment Date                                    Adjusted Rent
           ---------------                                    -------------

           Thirty-first (31st) month of Sublease Term         $6,310.47

           Sixty-first (61st) month of Sublease Term          $6,783.76

      1.9  Permitted Use: As provided in Section 1.7 of the Lease.
           -------------

      1.10 Late Charges: The parties agree that late payments by Subtenant to
           ------------
           Sublandlord of rent will cause Sublandlord to incur costs not contemplated by this Sublease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of Basic Monthly Rent or Operating Expenses and Taxes is not received by Sublandlord within 10 days after due, Subtenant will pay to Sublandlord a late charge equal to 5% of the late payment. Interest on any amounts payable by Subtenant under this Sublease shall accrue at the rate of 12% per annum from the date delinquent until paid in full.

      1.11 Acceptance of Subleased Premises  :  Subtenant agrees to accept the
           --------------------------------
           Subleased Premises in an "as is" condition. Without limiting the foregoing, Subtenant's rights in the Subleased Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Subleased Premises and subject to all matters now or hereafter of record. Subtenant acknowledges that except as may be set forth in Section 4 herein, neither Sublandlord nor Sublandlord's agent has made any representation or warranty as to:

                     (i) the present or future suitability of the Subleased
                Premises for the conduct of Subtenant's business;

                     (ii) the physical condition of the Subleased Premises;

                     (iii)  the expenses of operation of the Subleased Premises;

                     (iv) the safety of the Subleased Premises, whether for the use of Subtenant or any other person, including Subtenant's employees, agents, invitees or customers;

                     (v) the compliance of the Subleased Premises with any
                applicable laws, regulations or ordinances; or

                     (vi) any other matter or thing affecting or related to the
                Subleased Premises.

           Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein. Subtenant will, prior to delivery of possession of the Subleased Premises, inspect the Subleased Premises and become thoroughly acquainted with their condition. Subtenant acknowledges that the taking of possession of the Subleased Premises by Subtenant will be conclusive evidence that the Subleased Premises were in good and satisfactory condition at the time such possession was taken. Subtenant specifically agrees that, except as specifically provided by laws in force as of the date hereof, Sublandlord has no duty to make any disclosures concerning the condition of the Building and the Subleased Premises and/or the fitness of the Building and the Subleased Premises for Subtenant's intended use and Subtenant expressly waives any duty which Sublandlord might have to make any such disclosures. Subtenant further agrees that, in the event Subtenant subleases all or any portion of the Subleased Premises, Subtenant will indemnify and defend Sublandlord (in accordance with Paragraph 7 hereof) for, from and against any matters which arise as a result of Subtenant's failure to disclose any relevant information about the Building or the Subleased Premises to any subtenant or assignee. Subtenant will comply with all laws and regulations relating to the use or occupancy of the Subleased Premises and to the common areas, including, without limitation, making structural alterations or providing auxiliary aids and services to the Subleased Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 12101 et seq. (the "ADA"). Subtenant further agrees
                               -- ---
           that all telephone and other communication installation and use requirements will be compatible with the Building and that Subtenant will be solely responsible for all of its telephone and communication installation and usage costs.

     1.12  Address for Payment of Rent and Notices:
           ---------------------------------------

           Sublandlord:                        Subtenant:

           Wells Fargo Bank, N.A.              Pacific Mercantile Bank
           Corporate Properties Group          501 N. El Camino Real
           333 S. Grand Avenue                 San Clemente, CA 92672
           Suite 700, MAC #2064-072            Attn: Branch Manager
           Los Angeles, CA 90071               Tel:__________________
           Attn:  Asset Manager
                  (AU #90188)

           with a copy to:                     with a copy to:

           Wells Fargo Bank, N.A.              Pacific Mercantile Bank
           Corporate Properties Group          450 Newport Center Drive
           333 S. Grand Avenue                 Suite 100
           Suite 700, MAC #2064-079            Newport Beach, CA 92660
           Los Angeles, CA 90071               Attn:  Chief Financial Officer
           Attn:  Real Estate Manager          (949) 644-8040
                  (AU #90188)
                                               with a copy to:

                                               Ben A. Frydman, Esq.
                                               Stradling, Yocca, Carlson & Rauth
                                               660 Newport Center Drive
                                               Suite 1600
                                               Newport Beach, CA 92660-6441
                                               (949) 640-7035

     1.13  Security Deposit: Subtenant shall deposit with Sublandlord upon
           ----------------
           Subtenant's execution hereof Five Thousand Eight Hundred Seventy and 20/100 Dollars ($5,870.20) ("Deposit") as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or for the payment of any other sum which Sublandlord incurs by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord uses or applies all or any portion of the Deposit, Subtenant must within fifteen (15) days after written demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Deposit to its full amount and Subtenant's failure to do so will be a material breach of this Sublease. Sublandlord will not be required to keep the Deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, the Deposit, or so much thereof as has not been used or applied by Sublandlord, will be returned to Subtenant (or at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) at the expiration of the Sublease Term, and after Subtenant has vacated the Subleased Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Deposit. Any deposit under the Lease which may be returned by the Landlord will be the property of Sublandlord.

     1.14 Parking: Subtenant shall have all of the rights and obligations with
          -------
           respect to parking as Sublandlord has under the Lease.

     1.15  Brokers: CB Richard Ellis for Sublandlord; Grubb & Ellis for
           -------
           Subtenant.

     1.16  Tax ID Form: Attached hereto as Exhibit C is a Tax ID form to be
           -----------
           completed and executed by Subtenant concurrently herewith.

     1.17  Option to Extend:  None.
           ----------------

     1.18  Subtenant Improvement Allowance: Twenty Thousand Nine Hundred and
           -------------------------------
           Sixty-Five Dollars ($20,965.00). The Subtenant Improvement Allowance shall be used to construct the Subtenant Improvements in accordance with the Work Letter Agreement attached hereto and incorporated herein as Exhibit D. All Subtenant Improvements shall be and remain the property of Sublandlord.

2.    Demise; Conditions.
      ------------------

      2.1  Demise.  Sublandlord hereby subleases to Subtenant and Subtenant
           ------
hereby hires from Sublandlord the Subleased Premises for the Sublease Term, subject to the terms, covenants and conditions set forth herein. Subtenant covenants that, as a material part of the consideration for this Sublease, it shall keep and perform each and all of such terms, covenants and conditions by it to be kept and performed, and that this Sublease is made upon the condition of such performance. Subtenant acknowledges that Sublandlord's obligation to perform services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that the Landlord under the Lease satisfies those same obligations. Subtenant assumes and agrees to perform the tenant's obligations under the Lease during the Sublease Term to the extent such obligations are applicable to the Subleased Premises, except to the extent specifically contradicted herein. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Lease.

      2.2  Conditions Precedent.  The parties' obligations hereunder are
           --------------------
expressly conditioned upon the satisfaction of the following conditions precedent; provided, however, that if Subtenant has taken possession of the Subleased Premises prior to the satisfaction of such conditions, Subtenant shall be fully obligated under the terms and conditions of this Sublease, including, without limitation, the indemnity provisions set forth in Paragraph 7 and the insurance provisions set forth in Paragraph 16 during the period prior to the satisfaction of such conditions or if such conditions are not satisfied, to the date of failure of such conditions and termination of this Sublease:

          (a) Landlord's Written Consent.  Within ten (10) business days after
              --------------------------
execution of this Sublease, Landlord's execution of a written consent to this Sublease, and satisfaction of any conditions Landlord may impose upon Subtenant as a condition to this Sublease.

          (b) Sublandlord's Approval.  Within ten (10) days after execution of
              ----------------------
this Sublease, approval of the terms and conditions of this Sublease by the appropriate officers in Sublandlord's corporate office, unless waived in writing by Sublandlord; provided that if such approval is not obtained within such time period, the Sublease shall be deemed approved.

          (c) Subtenant's Approval.  Within ten (10) days after execution of
              --------------------
this Sublease, authorization of this Sublease by Subtenant's Board of Directors.

          (d) Financial Information.  Within five (5) days after execution of
              ---------------------
this Sublease, if not already delivered, delivery of Subtenant's following financial information as applicable: (i) copy of most recent annual report;
(ii) audited or certified financial statements for the last two (2) years or federal and state tax returns for the last two (2) years; (iii) financial statements for the current year; (iv) a list of Subtenant's banking references; and (v) any other information reasonably requested by Sublandlord; and within ten (10) days after receipt of the foregoing, Sublandlord's written approval thereof.

          (e) Authority.  If requested by Sublandlord, within ten (10) days
              ---------
after execution of this Sublease, delivery to Sublandlord of certified copies of Subtenant's Articles of Incorporation, Certificate of Good Standing and a resolution of Subtenant's Board of Directors, certified by the corporate secretary of Subtenant, authorizing or ratifying the execution of this Sublease by Subtenant.

          (f) Governmental Approval.  By September 1, 1999, approval by the
              ---------------------
Federal Reserve Bank, the Federal Deposit Insurance Corporation and the California Department of Financial Institutions for the establishment and operation of a bank at the Subleased Premises.

      2.3  Failure of Conditions.  The conditions precedent specified in
           ---------------------
Paragraphs 2.2(b), (d) and (e) run to the benefit of Sublandlord. The conditions precedent specified in Paragraphs 2.2(c) and (f) run to the benefit of Subtenant. The condition precedent specified in Paragraph 2.2(a) runs to the benefit of both parties, unless waived by Sublandlord. If any condition precedent is not satisfied by the date specified in and in accordance with Paragraph 2.2, and the time period for the satisfaction of the condition is not extended or waived in writing by the party or parties to whom the benefit of the condition runs, then the party or parties to whom the benefit of the condition runs, shall have the right to terminate this Sublease by written notice to the other party within fifteen (15) days following the end of such time period and, upon such termination, neither Sublandlord nor Subtenant shall have any further obligations hereunder (except for Subtenant's indemnity obligations hereunder), and Sublandlord shall return the Deposit to Subtenant, less any amount owing from Subtenant to Sublandlord.

      2.4  Compliance with Laws.  At its own expense, Subtenant will procure,
           --------------------
maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Subtenant's use of the Subleased Premises.

3.    Lease.
      -----

      3.1  Incorporation By Reference; Assumption.  All of the Sections of the
           --------------------------------------
Lease are incorporated into this Sublease as if fully set forth in this Sublease except for the following: 4.4, 14, 18.3, 20, 25.2.2, 31, 36 (except as to the matters for which arbitration is mandatory under the Lease). Subject to Paragraph 3.3 and where applicable, references in the Lease to Landlord will mean Sublandlord and to Tenant will mean Subtenant; provided, however, if any provisions of this Sublease conflict in any manner with any provisions of the Lease which are incorporated herein, the terms of this Sublease will govern.

      3.2  Assumption of Lease Obligations.  Subtenant will assume and perform
           -------------------------------
to Sublandlord the tenant's obligations under the Lease during the Sublease Term to the extent such obligations are applicable to the Subleased Premises. Subtenant will pay to Sublandlord Subtenant's Percentage Share of Operating Expenses and Taxes and any other sums payable by Sublandlord under the Lease not later than ten (10) days prior to the date any such amounts are due and payable by Sublandlord. Subtenant will not commit or suffer any act or omission that will violate any of the provisions of the Lease.

      3.3  No Assumption by Sublandlord.  Sublandlord does not assume the
           ----------------------------
obligations of the Landlord under the Lease. Subtenant acknowledges that Sublandlord's obligation to perform services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that the Landlord under the Lease satisfies those same obligations. With respect to the performance by Landlord of its obligations under the Lease, Sublandlord's sole obligation with respect thereto will be to request the same, on request in writing by Subtenant, and to use reasonable efforts to obtain the same from Landlord; provided, however, Sublandlord will have no obligation to institute legal action against Landlord.

      3.4  Performance Directly to Landlord.  At any time and on reasonable
           --------------------------------
prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform its obligations under this Sublease directly to Landlord, in which event Subtenant will send to Sublandlord from time to time copies of all notices and other communications it sends to and receives from Landlord.

      3.5  Landlord Default; Consents.  Notwithstanding any provision of this
           --------------------------
Sublease to the contrary, (a) Sublandlord will not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Landlord under the Lease, and (b) whenever the consent or approval of Sublandlord and Landlord is required for a particular act, event or transaction (i) any such consent or approval by Sublandlord will be subject to the consent or approval of Landlord, and (ii) should Landlord refuse to grant such consent or approval, under all circumstances, Sublandlord will be released from any obligation to grant its consent or approval.

      3.6  Termination of Lease.  If the Lease terminates under the specific
           --------------------
provisions under the Lease, this Sublease will terminate, unless the Landlord elects to accept this Sublease as a direct lease between Landlord and Subtenant, and the parties will be relieved from all liabilities and obligations under this Sublease excepting obligations which have accrued as of the date of termination; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or by

Sublandlord under the Lease, the defaulting party will be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination.

4.    Covenant Of Quiet Enjoyment.  Sublandlord represents that the Lease is
      ---------------------------
in full force and effect and that there are no defaults on Sublandlord's part under it as of the Commencement Date. Sublandlord further represents that to Sublandlord's Actual Knowledge, as of the date of this Sublease: (i) the Subleased Premises are not under threat of condemnation, (ii) there is no pending litigation to which Sublandlord is a party or of which Sublandlord has received notice related to the Subleased Premises and (iii) Sublandlord has not received notice from any governmental agency of an existing violation of Environmental Laws (hereinafter defined) at the Subleased Premises. Subject to this Sublease terminating in the event the Lease is terminated, if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant will have and enjoy throughout the Sublease Term the quiet and undisturbed possession of the Subleased Premises. Sublandlord covenants to pay all Base Monthly Rent and all other amounts as and when due under the Lease and to faithfully perform its obligations under the Lease so as to avoid a default under the Lease, and to send to Subtenant copies of all notices of default received by Sublandlord from Landlord promptly upon receipt thereof. Subtenant shall have the right, but not the obligation, to cure a default on the part of Sublandlord as Tenant under the Lease. Sublandlord will have the right to enter the Subleased Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Subleased Premises and for verifying compliance by Subtenant with this Sublease and the Lease and permitting Sublandlord to perform its obligations under this Sublease and the Lease. For purposes of this Section 4, "Sublandlord's Actual Knowledge" shall mean the actual knowledge of Debra A. Broido, Vice President of Corporate Properties, without investigation or inquiry.

5.    Hazardous Substances.
      --------------------

      5.1  Definitions.  For the purposes of this Sublease, the following
           -----------
terms have the following meanings:

           (a) "Environmental Laws" means any and all laws, statutes, ordinances or regulations pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

           (b) "Hazardous Substances" means asbestos and any other substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated under any federal, state or local law, regulation or ordinance.

      5.2  Compliance with Environmental Laws.  Subtenant will, in all
           ----------------------------------
respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Subleased Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the Sublease Term, Subtenant will cause all

Hazardous Substances placed in, on, under or about the Subleased Premises by Subtenant or at Subtenant's direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws.

      5.3  Response to Environmental Claims.  Subtenant will not take any
           --------------------------------
remedial action in response to the presence of any Hazardous Substances in, on, under or about the Subleased Premises, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Subleased Premises without first notifying Landlord and Sublandlord of Subtenant's intention to do so and affording Landlord and Sublandlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's and Sublandlord's interests with respect thereto.

6.    Artwork.  To assure compliance with California laws regarding rights of
      -------
artists, Subtenant will not (i) alter or modify any piece of artwork which is currently installed within the Subleased Premises without Sublandlord's express written consent, which Sublandlord may withhold in its sole discretion or (ii) install any artwork of any nature in the Subleased Premises which cannot be removed without damage or destruction to the artwork.

7.    Indemnity.  Subtenant will indemnify, defend (by counsel reasonably
      ---------
acceptable to Sublandlord), protect and hold Sublandlord harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including attorneys' fees and litigation and court costs) arising out of or relating to (i) the death of or injury to any person or damage to any property on or about the Subleased Premises or (ii) Subtenant's breach or default under this Sublease (including, without limitation, Subtenant's breach or default under Paragraph 5 above) or, to the extent incorporated herein, the Lease, except for any of the foregoing to the extent caused by the gross negligence or willful misconduct of Sublandlord or any of its agents, contractors or employees.

8.    Attorneys' Fees.  If there is any legal action or proceeding between
      ----------------
Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the non-prevailing party to such action or proceeding will pay to the prevailing party all reasonable costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if the prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of the judgment.

9.    No Encumbrance.  Subtenant will not voluntarily, involuntarily or by
      --------------
operation of law mortgage or otherwise encumber all or any part of Subtenant's interest in the Sublease or the Subleased Premises.

10.   Assignment and Subletting.
      -------------------------

      10.1  Restriction on Assignment and Subletting.    Subtenant will not
            ----------------------------------------
voluntarily, involuntarily or by operation of law assign this Sublease or any interest therein and will not sublet the Subleased Premises or any part thereof, or any right or privilege appurtenant thereto, without first obtaining the written consent of Sublandlord, which consent will not be unreasonably withheld. The transfer of more than a fifty percent (50%) partnership interest in Subtenant, if Subtenant is a partnership, or more than fifty percent (50%) of the stock of Subtenant, if Subtenant is a corporation, or more than a fifty percent (50%) membership interest in Subtenant, if Subtenant is a limited liability company, will be deemed to be an assignment for purposes of this Paragraph 10.1.

      10.2  Determining Factors.    In determining whether or not to consent to
            -------------------
a proposed assignment or subletting, Sublandlord may consider the following factors, among others, all of which are deemed reasonable:

           (a) whether the proposed sublessee or assignee has a net worth sufficient to discharge its obligations under this Sublease;

           (b) whether the proposed use of the Subleased Premises by the proposed sublessee or assignee is consistent with the Permitted Use set forth in Paragraph 1.9 of this Sublease;

           (c) whether the experience and business reputation of the proposed sublessee or assignee is adequate to operate its business;

           (d) whether Sublandlord's consent will result in a breach of the Lease or any other lease or agreement to which Sublandlord is a party affecting the Building or Subleased Premises; and

           (e) whether the Landlord has consented in writing to the proposed assignment or subletting (in accordance with the standards set forth in the Lease).

Further, it shall not be deemed unreasonable for Sublandlord to withhold its consent to the assignment or subletting to a financial institution providing retail banking services.

      10.3  Consents.  Any attempted assignment or subletting, without
            --------
Sublandlord's consent will be null and void and of no effect. No permitted assignment or subletting of Subtenant's interest in this Sublease, will relieve Subtenant of its obligations to pay the rent or other sum or charge due hereunder and to perform all the other obligations to be performed by Subtenant hereunder. The acceptance of rent by Sublandlord from any other person will not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any subletting or assignment. Consent to one sublease or assignment will not be deemed to constitute consent to any subsequent attempted subletting or assignment.

      10.4  Profit Sharing.
            --------------

           (a) Within thirty (30) days following the date received by Subtenant from any assignee or sublessee, Subtenant will pay to Sublandlord as additional rent a percentage of any appreciated rent as follows: (i) if the rent payable by Subtenant to Sublandlord hereunder is less than the rent paid by Sublandlord to Landlord under the Lease, one hundred percent (100%) of the amount by which the rent payable by the assignee or sublessee to Subtenant exceeds the rent payable by Subtenant to Sublandlord under this Sublease until the rent paid by Subtenant to Sublandlord equals the amount paid by Sublandlord to Landlord under the Lease; and (ii) thereafter or if the rent payable by Subtenant hereunder is the same or greater than the rent paid by Sublandlord to Landlord under the Lease, fifty percent (50%) of the amount by which the rent payable by the assignee or sublessee to Subtenant throughout the Sublease Term exceeds the rent paid by Subtenant to Sublandlord under this Sublease. If the premises subleased is less than the entire Subleased Premises, the rent payable by Subtenant hereunder shall be prorated based upon the square footage of the premises subleased to the square footage of the entire Subleased Premises. If Subtenant receives a lump sum payment in connection with an assignment, the amount of the payment will be allocated between Subtenant and Sublandlord, in the same manner taking into account the total rents payable during the remaining terms of the Lease and Sublease.

           (b) Notwithstanding the provisions set forth in subparagraph (a) above, Subtenant will not be obligated to pay Sublandlord any portion of appreciated rents until Subtenant has recovered any costs it has reasonably incurred in connection with the subletting of the Subleased Premises to any third party broker or for improvements to the Subleased Premises. Any costs to be deducted from appreciated rents will be submitted to Sublandlord and will be subject to Sublandlord's reasonable approval.

           (c) The profit-sharing provision set forth in subparagraph (a) above is a freely negotiated agreement between Subtenant and Sublandlord respecting the allocation of appreciated rents. This covenant will survive the expiration of the Sublease Term.


11.   Alterations; Signs.
      ------------------

      11.1  Alterations and Improvements By Subtenant.    Subtenant will not
            -----------------------------------------
make any alterations, additions or improvements to the Subleased Premises ("Alterations") without obtaining the prior written consent of Sublandlord thereto (and, if required, by Landlord in accordance with the Lease), which Sublandlord may grant or reasonably withhold, and to which Sublandlord may impose any commercially reasonable conditions, in Sublandlord's reasonable discretion. The term "Alterations" includes any alterations, additions or improvements made by Subtenant to comply with the ADA as required by Paragraph
1.11 above. All Alterations must be constructed (i) in a good and workmanlike manner using materials of a quality comparable to those on the Subleased Premises, (ii) in conformance with all relevant codes, regulations and ordinances and (iii) only after necessary permits, licenses and approvals have been obtained by Subtenant from appropriate governmental agencies. All Alterations will be made at Subtenant's sole cost (including all costs relating to the removal of asbestos, if any, in connection with the Alterations) and diligently prosecuted to completion. Any contractor or other person making any Alterations must first be approved in writing by Sublandlord, and Sublandlord may require that all work be performed under Sublandlord's supervision.

      11.2  Signs.    Subtenant shall not place on any portion of the Subleased
            -----
Premises any sign, placard, lettering in or on windows, banners, displays or other advertising or communicative material which is visible from the exterior of the Subleased Premises without the prior written approval of Sublandlord, which consent shall not be unreasonably withheld or delayed, and, if required, from Landlord in accordance with the Lease. All such approved signs shall strictly conform to all legal requirements and the Lease and shall be installed at Subtenant's sole expense. Subtenant shall maintain such signs in good condition and repair. If Subtenant fails to remove such signs upon the expiration or earlier termination of this Sublease, or if and when required pursuant to the terms of the Lease, this Sublease or the rules and regulations regarding signage established by the City of San Clemente, and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense, which expense, together with interest thereon at the rate for late payments set forth in Paragraph 1.10 shall be paid by Subtenant to Sublandlord upon demand.

      11.3  Disposition on Termination.  Upon the expiration of the Sublease
            --------------------------
Term or earlier termination of this Sublease, Sublandlord may elect to have Subtenant either (i) surrender with the Subleased Premises any or all of the Alterations as Sublandlord may determine (except personal property as provided in Paragraph 12 below), which Alterations will become the property of Sublandlord, or (ii) promptly remove any or all of the Alterations designated by Sublandlord to be removed, in which case Subtenant must, at Subtenant's sole cost, repair and restore the Subleased Premises to their condition as of the Commencement Date, reasonable wear and tear excepted.


12.   Removal of Personal Property.  All articles of personal property, and
      ----------------------------
all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions (including, but not limited to, cameras, telephone systems, and special equipment), if any, owned or installed by Subtenant at its expense in the Subleased Premises will be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, must repair any damage to the Subleased Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of Subtenant's personal property at the expiration of the Sublease Term or sooner termination of this Sublease, in which event the removal will be done at Subtenant's expense and Subtenant, prior to the end of the Sublease Term or upon sooner termination of this Sublease, will repair any damage to the Subleased Premises caused by its removal.


13.   Holding Over.  If Subtenant holds over after the expiration of the
      ------------
Sublease Term or earlier termination of this Sublease, with or without the express or implied consent of Sublandlord, then at the option of Sublandlord, Subtenant will become and be only a month-to-month tenant at a rent equal to one hundred and fifty percent (150%) of the rent payable by Subtenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises upon the expiration of Sublease Term or upon the earlier termination of this Sublease and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any holding over, and (ii) Subtenant will indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees (including the allocated costs of Sublandlord's in-house attorneys) incurred or suffered by Sublandlord by reason of Subtenant's failure to surrender the Subleased Premises on the expiration of the Sublease Term or earlier termination of this Sublease.


14.   Liens.  Subtenant will keep the Subleased Premises and the Building free
      -----
from any liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant. If a lien is filed, Subtenant will discharge the lien or post a bond within ten (10) days after the date of filing. Sublandlord has the right to post and keep posted on the Subleased Premises any notices that may be provided by law or which Sublandlord may deem to be proper for the protection of Sublandlord, the Subleased Premises and the Building from such liens.


15.   Maintenance and Repairs.  At all times during the Sublease Term,
      -----------------------
Subtenant, at its sole cost, will maintain the Subleased Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair. At the end of the Sublease Term, Subtenant will surrender the Subleased Premises in as good condition as when received, reasonable wear and tear excepted. Subtenant will be responsible for all repairs required to be performed by the Tenant under the Lease.


16.   Insurance.
      ---------

      16.1  Coverage.  At all times during the Sublease Term, Subtenant will,
            --------
at its sole cost, procure and maintain the following types and amounts of insurance coverage (but in no event less than the types and amounts of amounts of coverage required from time to time under the Lease):

           (a) Comprehensive general liability insurance against any and all damages and liability, including attorneys' fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Subleased Premises with at least a single combined liability and property damage limit of $2,000,000.

           (b) Insurance on all plate or tempered glass in or enclosing the Subleased Premises, for the full replacement cost of such glass.

           (c) Insurance adequate in amount to cover damage to the Subleased Premises including, without limitation, Subtenant's leasehold improvements, trade fixtures, furnishings, equipment, goods and inventory.

           (d) Rent insurance in an amount equal to all rent and other sums or charges payable under this Sublease for a period of at least twelve (12) months commencing with the date of loss.

           (e) Employer's liability insurance and worker's compensation insurance as required by applicable law.

           (f) Any other insurance required under the Lease to the extent not covered in subsections (a)-(e) above.

      16.2  Policies.  All insurance required to be carried by Subtenant must
            --------
be in a form reasonably satisfactory to Sublandlord and carried with companies reasonably acceptable to Sublandlord. Subtenant must provide Sublandlord with a certificate of insurance (or, at Sublandlord's request, a copy of the policy) showing Sublandlord (and Landlord, if requested) as additional insureds on all policies of insurance excluding the insurance required under Paragraph 16.1(e). The certificate must provide for a thirty (30) day written notice to Sublandlord in the event of cancellation or material change of coverage.

      16.3  Subrogation.  Sublandlord and Subtenant will each obtain from
            -----------
their respective insurers under all policies of insurance maintained by either of them at any time during the Sublease Term pursuant to this Sublease insuring or covering loss of or damage to the parties, their property or the Subleased Premises (to the extent such loss or damage is covered by insurance) a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

      16.4  Primary Coverage.    All insurance to be maintained by Subtenant
            ----------------
shall be primary, without right of contribution from any insurance maintained by Sublandlord.


17.   Events of Default.    If one or more of the following events ("Event of
      -----------------
Default") occurs, such occurrence constitutes a breach of this Sublease by
Subtenant:

           (a) Subtenant abandons or vacates the Subleased Premises; or

           (b) Subtenant fails to pay any installment of Basic Monthly Rent or Operating Expenses and Taxes, if applicable, as and when the same become due and payable, and such failure continues for more than five (5) days after Sublandlord gives written notice thereof to Subtenant; or

           (c) Subtenant fails to pay any other sum or charge payable by Subtenant hereunder as and when the same becomes due and payable, and such failure continues for more than fifteen (15) days after Sublandlord gives written notice thereof to Subtenant; or

           (d) Subtenant fails to perform or observe any other agreement, covenant, condition or provision of this Sublease to be performed or observed by Subtenant as and when performance or observance is due, and such failure continues for more than thirty (30) days after Sublandlord gives written notice thereof to Subtenant, or if the default cannot be cured within said thirty (30) day period and Subtenant fails within said period to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

           (e) Subtenant (i) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) makes an assignment for the benefit of its creditors; (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (iv) takes action for the purpose of any of the foregoing; or

           (f) A court or governmental authority of competent jurisdiction, without consent by Subtenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial portion of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Subtenant, or if any such petition is filed against Subtenant and such petition is not dismissed within sixty (60) days; or

           (g) This Sublease or any estate of Subtenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days.

18.   Remedies of Sublandlord on Default.
      ----------------------------------

      18.1  Termination of Sublease.  In the event of any breach of this
            -----------------------
Sublease by Subtenant, Sublandlord may, at its option, terminate the Sublease and recover from Subtenant:

           (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

           (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

           (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Sublease Term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; plus

           (d) any other amount necessary to compensate Sublandlord for all detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom (specifically including, without limitation, the unamortized portion of any brokerage commissions paid by Sublandlord for this Sublease, brokerage commissions and advertising expenses incurred for a new sublease, expenses of remodeling the Subleased Premises or any portion thereof for a new subtenant, whether for the same or a different use, and any special concessions made to obtain a new subtenant); and

           (e) at Sublandlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under the laws and judicial decisions of the State in which the Subleased Premises are located.

The term "rent" as used in this Paragraph 18.1 will be deemed to be and to mean all sums of every nature required to be paid by Subtenant pursuant to the terms of this Sublease, whether to Sublandlord or to others. As used in subparagraphs
(a) and (b) above, the "worth at the time of the award" will be computed by allowing interest at the rate of 12% per annum. As used in subparagraph (c) above, the "worth at the time of the award" will be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). If Sublandlord terminates this Sublease or Subtenant's right to possession, Sublandlord will use reasonable efforts to mitigate Sublandlord's damages, and Subtenant will be entitled to submit proof of Sublandlord's failure to mitigate as a defense to Sublandlord's claims hereunder, if mitigation of damages by Sublandlord is required by applicable law.

      18.2  Continue Sublease in Effect.  Sublandlord will have the remedy
            ---------------------------
described in California Civil Code Section 1951.4 (a lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Sublandlord does not elect to terminate this Sublease on account of any default by Subtenant, Sublandlord may, from time to time, without terminating this Sublease, enforce all of its rights and remedies under this Sublease, including the right to recover all rent as it becomes due. If the default continues, Sublandlord may, at any time thereafter, elect to terminate the Sublease. Sublandlord will not be deemed to have terminated this Sublease or the liability of Subtenant to pay rent or any other amounts due hereunder by any reentry or by any action in unlawful detainer, unless Sublandlord has specifically notified Subtenant in writing that Sublandlord has elected to terminate this Sublease.

      18.3  Other Remedies.  Sublandlord will at all times have the rights and
            --------------
remedies (which will be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraphs 18.1 and 18.2 above, or under any law or other provision of this Sublease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Sublease, or restrain or enjoin a violation or breach of any provision hereof.


19.   Estoppel Certificates.
      ---------------------

      19.1  Obligation to Provide.  Subtenant will at any time upon not less
            ---------------------
than ten (10) days' prior written notice from Sublandlord execute, acknowledge and deliver to Sublandlord a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord hereunder or of Landlord under the Lease, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Subleased Premises.

      19.2  Failure to Provide.  At Sublandlord's option, Subtenant's failure
            ------------------
to deliver a statement within the time required by Paragraph 19.1 above, will be conclusive upon Subtenant (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublandlord, (ii) that there are no uncured defaults in Sublandlord's performance hereunder or in Landlord's performance under the Lease, and

(iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Sublandlord as a material default by Subtenant under this Sublease.

      19.3  Financial Information.  If the Landlord desires to finance,
            ---------------------
refinance, or sell the Subleased Premises, or any part thereof, Subtenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Subtenant as may be reasonably required by such lender or purchaser including, without limitation, the past three years' financial statements of Subtenant.

      19.4  Sublandlord Estoppel.  If required by a regulatory or governmental
            --------------------
agency, Sublandlord will upon not less than fifteen (15) days' prior written notice from Subtenant execute, acknowledge and deliver to Subtenant a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Sublandlord's knowledge, any uncured defaults on the part of Subtenant hereunder or of Landlord under the Lease, or specifying such defaults if any are claimed.


20.   Real Estate Brokers.  Each party warrants to the other that there are no
      -------------------
brokerage commissions or fees payable in connection with this Sublease except to the Brokers identified in Paragraph 1.15. Each party further agrees to indemnify and hold the other party harmless, from any cost, liability and expense (including attorneys' fees and litigation and court costs) which the other party may incur as the result of any breach of this Paragraph 20.


21.   Miscellaneous.
      -------------

      21.1  Counterparts.  This Sublease may be executed in one (1) or more
            ------------
counterparts, and all of the counterparts shall constitute but one and the same agreement, notwithstanding that all parties hereto are not signatory to the same or original counterpart.

      21.2  Construction.  The parties acknowledge that each party and its
            ------------
counsel have reviewed and revised this Sublease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Sublease or any amendment or exhibits hereto.

      21.3  Notices. All notices or other communications required or permitted
            -------
hereunder must be in writing, and be personally delivered (including by means of professional messenger service) or sent by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth in Paragraph 1.12. All notices will be deemed received on the date sent.

      21.4  Governing Law.  This Sublease shall be governed by and construed
            -------------
in accordance with the laws of the State of California.

      21.5  Exhibits.  All exhibits and any schedules or riders attached to
            --------
this Sublease are incorporated herein by this reference and made a part hereof, and any reference in the body of the Sublease or in the exhibits, schedules or riders to the Sublease shall mean this Sublease, together with all exhibits, schedules and riders.

      21.6  Waiver of Trial by Jury.  Subtenant and Sublandlord hereby waive
            -----------------------
any and all rights they may have under applicable law to trial by jury with respect to any dispute arising directly or indirectly in connection with this Sublease, the Lease, or the Subleased Premises.

      21.7 Prohibition on Solicitation of Sublandlord's Customers.
           ------------------------------------------------------
Subtenant hereby acknowledges that Sublandlord or First Interstate Bank operated a branch banking facility at the Subleased Premises ("Sublandlord's Branch Bank") prior to Sublandlord's decision to consolidate its bank business at the Subleased Premises into another location within the geographical proximity of the Subleased Premises and to market the Subleased Premises for sublease. As material consideration for Sublandlord entering into this Sublease, Subtenant covenants and agrees that neither Subtenant nor any potential sub-subtenant (or other user) of Subtenant shall engage in any of the following activities: (a) at any time prior to the Commencement Date, any activities that are specifically directed at prior customers of Sublandlord's Branch Bank for the purpose of soliciting the banking business of such prior customers including without limitation (i) install, distribute, broadcast or otherwise display or disseminate any signs, brochures, advertising leaflets, promotional displays, broadcasts, banners, flashing or blinking lights, press releases, news conferences, or other marketing material, devices, tactics or information at the Subleased Premises or relating to or referring to the Subleased Premises or any proprietary property or within the same market area; or (ii) use or advertise the Subleased Premises address; and (b) at any time whether prior to or on or after the Commencement Date use the trade or service name, logo or marks of WFB, Wells Fargo, Wells Fargo Bank, Wells Fargo & Company, the Wells Fargo stagecoach, the stagecoach, First Interstate Bank, First Interstate, FIB or any combination of the foregoing at any time without Sublandlord's consent, which may be withheld in its sole discretion. The breach of the covenant set forth in this Paragraph 21.7 by Subtenant or any potential sub-subtenant (or other user) of Subtenant shall be a non-curable Event of Default under this Sublease and, in addition to any other remedies available to Sublandlord at law or in equity, Sublandlord shall have the right to terminate this Sublease in accordance with Paragraph 18.1 above. Sublandlord shall be entitled to recover reasonable attorneys' fees and litigation and court costs related to its enforcement of the terms of this Paragraph 21.7.

                              (Signature page follows)

      IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date(s) set forth below.


                            SUBLANDLORD

                            Wells Fargo Bank, N.A., a national banking association


                            By:   /s/ Debra A. Broido
                               ---------------------------------

                            Name: Debra A. Broido
                                 -------------------------------

                            Title:   Vice President
                                  ------------------------------

                            Date:     8/9/99
                                 -------------------------------


                            By:   /s/ Judy Fishman
                               ---------------------------------

                            Name:    Judy Fishman
                                 -------------------------------

                            Title:     Vice President
                                  ------------------------------

                            Date:      8/9/99
                                 -------------------------------


                            SUBTENANT

                            Pacific Mercantile Bank, a California banking corporation


                            By:   /s/ John McCauley
                               ---------------------------------

                            Name:     John McCauley
                                 -------------------------------

                            Title:   Executive Vice President
                                  ------------------------------

                            Date:      8/5/99
                                 -------------------------------


                            By:   /s/ Raymond E. Dellerba
                               ---------------------------------

                            Name:    Raymond E. Dellerba
                                 -------------------------------

                            Title:     President & CEO
                                  ------------------------------

                            Date:      8-5-99
                                 -------------------------------

                              CONSENT OF LANDLORD
                              -------------------



          Earl E. Miller and Karen L. Miller, Trustees of the Miller Family Trust ("Landlord"), hereby consents to the subletting of the Subleased Premises pursuant to the foregoing Sublease and represents and warrants to Sublandlord and Subtenant that no other consents to the foregoing Sublease are required, including, without limitation, the consent of any lender on the Subleased Premises. Landlord agrees that in the event of a default by Sublandlord as Tenant under the Lease, Landlord will provide concurrent notice of such default to Subtenant.

Date:  8/25/99              LANDLORD
     --------------


                            By:   /s/ Earl E. Miller, Trustee
                               ------------------------------------------------
                               Earl E. Miller, Trustee of the Miller Family
                               Trust


                            By:   /s/ Karen L. Miller, Trustee
                               -------------------------------------------------
                               Karen L. Miller, Trustee of the Miller Family
                               Trust